



<ARTICLE>                                                       UT
<LEGEND>     THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
             EXTRACTED FROM THE UNAUDITED FINANCIAL STATEMENTS OF
             WISCONSIN ELECTRIC POWER COMPANY FOR THE FISCAL YEAR
             ENDED DECEMBER 31, 1998 AND IS QUALIFIED IN ITS
             ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
             THIS SCHEDULE REFLECTS RECLASSIFICATION OF AMOUNTS
             TO CONFORM TO THE COMPANY'S CURRENT FINANCIAL
             STATEMENT PRESENTATION.
<MULTIPLIER>                                                 1,000

<CURRENCY>                                             U.S.DOLLARS
<FISCAL-YEAR-END>                                      DEC-31-1998
<PERIOD-START>                                         JAN-01-1998
<PERIOD-END>                                           DEC-31-1998
<PERIOD-TYPE>                                               12-MOS
<EXCHANGE-RATE>                                                  1
<BOOK-VALUE>                                              PER-BOOK
<TOTAL-NET-UTILITY-PLANT> <F1>                           3,184,080
<OTHER-PROPERTY-AND-INVEST> <F2>                           578,628
<TOTAL-CURRENT-ASSETS>                                     568,122
<TOTAL-DEFERRED-CHARGES>                                         0
<OTHER-ASSETS>                                             438,112
<TOTAL-ASSETS>                                           4,768,942
<COMMON>                                                   332,893
<CAPITAL-SURPLUS-PAID-IN>                                  380,689
<RETAINED-EARNINGS>                                        984,896
<TOTAL-COMMON-STOCKHOLDERS-EQ>                           1,698,478
<PREFERRED-MANDATORY>                                            0
<PREFERRED>                                                 30,450
<LONG-TERM-DEBT-NET>                                     1,170,052
<SHORT-TERM-NOTES>                                          50,495
<LONG-TERM-NOTES-PAYABLE>                                  172,048
<COMMERCIAL-PAPER-OBLIGATIONS>                             168,794
<LONG-TERM-DEBT-CURRENT-PORT>                               92,905
<PREFERRED-STOCK-CURRENT>                                        0
<CAPITAL-LEASE-OBLIGATIONS>                                170,431
<LEASES-CURRENT>                                            19,549
<OTHER-ITEMS-CAPITAL-AND-LIAB>                           1,195,740
<TOT-CAPITALIZATION-AND-LIAB>                            4,768,942
<GROSS-OPERATING-REVENUE>                                1,957,757
<INCOME-TAX-EXPENSE>                                        96,699
<OTHER-OPERATING-EXPENSES>                               1,590,091
<TOTAL-OPERATING-EXPENSES>                               1,590,091
<OPERATING-INCOME-LOSS>                                    367,666
<OTHER-INCOME-NET>                                          23,903
<INCOME-BEFORE-INTEREST-EXPEN> <F3>                        391,569
<TOTAL-INTEREST-EXPENSE>                                   110,696
<NET-INCOME>                                               184,174
<PREFERRED-STOCK-DIVIDENDS>                                  1,203
<EARNINGS-AVAILABLE-FOR-COMM>                              182,971
<COMMON-STOCK-DIVIDENDS>                                   179,001
<TOTAL-INTEREST-ON-BONDS>                                   93,969
<CASH-FLOW-OPERATIONS>                                     490,373
<EPS-BASIC> <F4>                                                 0
<EPS-DILUTED> <F4>                                               0

<F1>    Total Net Utility Plant is $3,188,849 of net property,
        plant and equipment less $4,769 of net non-utility
        property.
<F2>    Other Property and Investments is $573,859 of investments
        plus $4,769 of net non-utility property.
<F3>    Income before interest expense and income taxes.
<F4>    Earnings per share of common stock is not applicable
        because all of Wisconsin Electric's common stock is owned by Wisconsin Energy Corporation. See financial statements and notes in the accompanying 10-K.

